UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            April 26, 2007

THE STEAK N SHAKE COMPANY (Exact name of registrant as specified in its charter)

INDIANA		37-0684070
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

36 S. Pennsylvania Street, Suite 500 Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (317) 633-4100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 23, 2007, the Company announced that Geoffrey Ballotti was appointed to the Company's Board of Directors.  Mr. Ballotti is a graduate of Colby College and Harvard Business School. He has served in various senior executive capacities with Starwood Hotels & Resorts Worldwide, Inc. since joining in 1989, including, the Presidency of its North American division from 2003 to the present. From 2002 to 2003, he served as Executive Vice President, Operations North America Division and from 1999 to 2002, he served as Senior Vice President Operations, Southern Europe and Managing Director, CIGA Spa.   No transactions occurred since the beginning of the Company's last fiscal year to which the Company was a party in which Mr. Ballotti had or is to have a direct or indirect material interest.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE STEAK N SHAKE COMPANY

Date: April 23, 2007	By:	/s/ Jeffrey A. Blade,
Jeffrey A. Blade
Senior Vice President and Chief Financial Officer